Exhibit 99.1

B2Digital Launches B2 Fighting Series Live MMA on Amazon Fire TV

TAMPA, FL, October 7, 2020 (GLOBE NEWSWIRE) – via NEWMEDIAWIRE – B2Digital, Incorporated (the “Company” or “B2Digital”) (OTCMKTS:BTDG), the premier development league for mixed martial arts (“MMA”), is excited to announce the live launch of the new B2 Fighting Series App for Over-The-Top (“OTT”) distribution on Amazon Fire TV.

Download the B2 Fighting Series App for Amazon Fire TV HERE. Watch live and on-demand B2 Fighting Series MMA events with an Amazon Fire TV Stick from anywhere in the world today.

“We worked extremely fast to get this developed, launched, and available in the Amazon Fire TV store because we believe that OTT TV distribution of our proprietary action-packed live content is a game changer in the market for fans of MMA,” commented Greg P. Bell, Chairman & CEO of B2Digital. “Now, the remaining B2 Fighting Series fights of 2020 will be Live on PPV on Amazon Fire TV with our top-tier amateur and professional Live MMA events. Our major title bouts and rising stars of MMA that our hardcore fans love to watch can now be viewed on Amazon Fire TV. We will also expect to have exciting news very soon on delivering the B2 Fighting Series over Apple TV.”

Management notes that over 40 million viewers consume content through Amazon Fire TV as of January 2020, which represents over 18% growth on a year-over-year basis, and a sizeable lead of nearly 8 million viewers over Roku, according to TechCrunch. Overall, analysts calculate the OTT live sports market to be worth an estimated $6.8 billion annually.

The B2 Fighting Series App for Amazon Fire TV was developed in conjunction with PRESTOSPORTS, LLC (“PrestoSports”), a leader in digital sports entertainment distribution, who is also assisting in the development of other versions of the app targeting additional OTT platforms.

As noted in the Company’s release dated September 24, 2020, B2Digital is pursuing a unique monetization model for its OTT app product, with free download using an email address, no monthly subscription, and free access to all content other than LIVE PPV event content, which will be available for a PPV charge, and then made free 36 hours after the conclusion of the event.

Bell added, “We are moving toward some of our biggest and most exciting events ever, our B2InstaStore PPV marketing model is beginning to have a material impact as a viral sales engine, and now, with the launch of our Amazon Fire TV OTT presence, we have massively widened our distribution footprint. If you add in the fact that there seems to be a pent-up demand dynamic in play right now in the live sports market as a pandemic effect, the result is a perfect storm that should be very exciting for B2Digital shareholders over coming months.”

For more information about B2Digital, visit the Company’s website at www.b2digitalotc.com.

About B2Digital Inc.

With extensive background in entertainment, television, video, and technology, B2Digital (OTC: BTDG) is now forging ahead and becoming a full-service live event sports company. Capitalizing on the combination of B2Digital CEO Greg P. Bell’s expertise and involvement with more than 40,000 live events over his career for major sports leagues and entertainment venues, B2Digital is in the process of developing and acquiring MMA and sports-related companies to build an integrated Premier Development League, Expand the B2 Official Training Facility Program Network and Continue the growth of the B2 Social Media Network for the multibillion-dollar mixed martial arts (“MMA”) industry.

B2Digital intends to create and develop league champions that will move on to the MMA major leagues from the Company’s B2 Fighting Series brand. Each year, the top fighters will be invited to the annual B2 Fighting Series National Championship live event.

B2Digital has developed and deployed the systems and technologies for the operation of the B2 Fighting Series, “B2FS”. This includes social media marketing, event management, digital ticketing sales, digital video distribution, digital marketing, PPV, FTV (Free to View), merchandise sales, brand management and financial control systems. B2Digital owns all rights for TV, internet, social media, media, merchandising and trademarks, and branding for the B2Digital companies.

B2Digital: MMA’s Premier Development League

www.b2digitalotc.com

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the securities laws. These statements relate to future events and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

For more information, please contact:

information@b2fs.com

Public Relations:

Tiger Global Marketing & Branding Agency

info@TigerGMP.com

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